Exhibit 10.15.1

COMMERCIAL LOAN AGREEMENT

This COMMERCIAL LOAN AGREEMENT ("Agreement") is made this day by and between AIU 8800 VILLAGE DRIVE, LLC, a Delaware limited liability company ("Borrower"), whose mailing address is 8800 Village Drive, Suite 106, San Antonio, Texas 78217; JAMES WALESA (hereinafter called "Guarantor"); and EQUITY SECURED FUND I, LLC ("Lender"), whose mailing address is P.O. Box 2327, Georgetown, Texas 78627, as follows:

RECITALS

WHEREAS, Borrower and Guarantor have requested the Lender to extend a loan of even date, (the "Loan") for the refinance of 8800 Village Drive, San Antonio, Texas 78217, and further described as follows:

> A promissory note in the amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) of even date herewith (the "Note") secured by, among other things, a first lien Deed of Trust (with Security Agreement and Assignment of Rents) of even date herewith ("Deed of Trust") upon the property described therein (the "Collateral"). The Note and Deed of Trust which together with all other documents evidencing, securing or pertaining to the Loan are collectively referred to herein as the "Loan Documents".

NOW, THEREFORE, in consideration of advances, loans, extensions of credit or other financial accommodations, now existing or hereafter made, to or for the account or benefit of the Borrower by Lender, and as an inducement therefor the parties hereto agree as follows:

SECTION I
REPRESENTATIONS AND WARRANTIES

Borrower and Guarantor represent to Lender that:

(a) The Borrower is duly organized, validly existing, and in good standing under the laws of each jurisdiction in which it transacts business and has the power, authority, and legal right to enter into this Agreement and to grant to Lender the security interest in the Collateral. The execution, delivery, and performance of this Agreement and any instruments or documents executed and delivered by the Borrower herewith, and the grant of the security interest in the Collateral to Lender pursuant to the terms hereof, are not in contravention of law or the terms of the Borrower's organizational and governing documents, including but without limitation, Articles of Incorporation, Articles of Association, Partnership Agreement, Articles of Organization, By-Laws, Operating Agreement, Regulations or any indenture, contract, or agreement to which the Borrower is a party or by which it is bound. This Agreement, when

executed and delivered, will constitute a legal, authorized, valid, and binding obligation of the Borrower enforceable in accordance with its terms;

(b) All financial statements and other documents provided to Lender by the Borrower or Guarantor, or their representatives, are true and correct and fairly and accurately represent the financial condition of the Borrower and Guarantor and, if applicable, their shareholders, members, partners, managers, directors, and/or officers. Since the date of such financial information Borrower and Guarantor have not undergone any material adverse changes;

(c) There are no actions, suits or proceedings against Borrower at law or in equity, or before or by any governmental body or instrumentality, domestic or foreign; and contingent liabilities of Borrower are fully disclosed in the financial information referred to above;

(d) Borrower has good and marketable title to its properties and assets and same are subject to no liens, mortgages, security interest, encumbrances, or charges of any kind, except as may be reflected in the financial information previously furnished to Lender;

(e) Borrower is not a party to any agreement or instrument or subject to any charter or other restriction materially and adversely affecting its business, properties, assets, operations or its general condition whether financial or otherwise; and

(f) No certificate or statement herewith or heretofore delivered by Borrower or Guarantor to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading.

SECTION II
AFFIRMATIVE COVENANTS

Borrower and Guarantor covenant to:

(a) Furnish all financial information in such form as Lender may reasonably request and furnish such other information from time to time as Lender may reasonably request;

(b) At all times keep true and complete books, records and accounts, and permit Lender through its agents and representatives to visit and inspect the Collateral and to discuss Borrower's affairs, finances and accounts with its officers, all at such reasonable times as Lender may desire;

(c) Maintain and keep in full force and effect, its existence, rights and franchises and comply with all laws applicable to Borrower;

(d) Pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of Borrower's properties or in respect of franchises or income before the same become delinquent, unless the same is being contested in good faith by appropriate proceedings and reserves deemed adequate by Lender have been established therefor;

(e) Maintain, preserve, protect and keep the Collateral in good repair and condition;

(f) Keep the Collateral adequately insured by reputable insurers satisfactory to Lender and, at Lender's request, deliver to Lender evidence of the maintenance of such insurance;

(g) Pay all lawful claims, whether for labor, materials or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of Borrower, unless the same is being contested in good faith by appropriate proceedings and reserves deemed adequate to Lender have been established therefor;

(h) Comply fully with all of the provisions of the Loan Documents; and

(i) Give immediate notification to Lender of any litigation, or of any claim or controversy which might become the subject of litigation, or any Federal tax lien, assessment or knowledge of a proposed tax assessment in excess of $25,000.00.

SECTION III
NEGATIVE COVENANTS

Until the Note and all other obligations and liabilities of Borrower hereunder are fully paid, Borrower covenants that it will not, without prior written consent of Lender:

(a) Suffer or permit any Default to occur under the Loan Documents but shall faithfully preserve and perform all of their covenants;

(b) Neither change substantially the nature of its business nor engage in business with companies controlled by officers or directors of Borrower, provided however, that Borrower may engage in transactions with ALLIED INTEGRAL UNITED, INC., a Texas corporation, ("AIU") or AIU's subsidiaries if there is no Event of Default hereunder or which would be created by such transactions;

(c) Reorganize, merge or consolidate with, or acquire all or substantially all of the assets of any other company, firm or association, or make any other substantial change in its capitalization or character of its business (for all purposes of this Agreement, "stock" shall mean limited liability company interests);

(d) Declare or pay any dividend (except dividends by Borrower payable solely in shares of its own stock) on any of its outstanding stock or purchase or redeem any of its stock;

(e) Allow any final judgment for the payment of money rendered against it to remain undischarged or unbonded for a period of sixty (60) days;

(f) Sell any of its assets used or useful in its business, except in the regular course of business;

(g) Sell any of its assets to any other person, firm, or corporation with the understanding or agreement that such assets shall be leased back to Borrower;

(h) Own, purchase or acquire, directly or indirectly, any stock or securities of any other person, firm or corporation, other than securities guaranteed as to principal and interest by the United States Government; and

(i) Sell the Collateral without prior written consent of Lender.

SECTION IV
DEFAULT

Each of the following shall be deemed to be a "Default" hereunder:

(a) The failure of Borrower or Guarantor to pay the Note or any other note of Borrower or Guarantor to Lender or any extensions or renewals thereof in accordance with their terms;

(b) Any representation or warranties made by Borrower or Guarantor in connection with this Agreement or any schedule, report or other writing heretofore or hereafter furnished by Borrower and Guarantor to Lender that is false or misleading in any material respect;

(c) The failure of Borrower or Guarantor to perform any covenant or agreement of Borrower or Guarantor contained herein or in any Loan Document (whether now existing or at any time hereafter arising) of Borrower to Lender;

(d) The appointment of a receiver of Borrower or Guarantor, or of all or any substantial part of its property unless such receiver is discharged within thirty (30) days thereafter;

(e) The adjudication of Borrower as a bankrupt;

(f) The admission by Borrower in writing of its inability to pay its debts generally as they become due;

(g) A default on any other loan from Lender to Borrower;

(h) The execution by Borrower of an assignment for the benefit of its creditors;

(i) The filing by Borrower of a petition in bankruptcy, or a petition seeking reorganization or admitting the material allegations of a petition filed against it in any bankruptcy or reorganization proceeding, or the act of Borrower in instituting or voluntarily being or becoming a party to any other judicial proceedings intended to effect a discharge of the debt of Borrower, in whole or in part, or a postponement of the maturity or the collection hereof, or a suspension of any rights or powers of a trustee or of any of the rights or powers granted to Lender herein or in any other documents executed in connection herewith; or

(j) Death of any Guarantor and the failure of the Borrower to provide a replacement Guarantor which is approved by Lender based on Lender's standard underwriting approval within thirty (30) days from the date of such death.

Upon the occurrence of any such Default, Lender at its option, without notice, demand or presentation, which are hereby waived, may declare the unpaid principal of and accrued interest then owing upon the Note and any other indebtedness of Borrower to Lender, to be immediately due and payable, and upon such declaration such principal and interest shall become and be forthwith due and payable. Borrower specifically waives presentment, protest, notice of protest and nonpayment, notice of default and notice of acceleration and intention to accelerate.

SECTION V
MISCELLANEOUS

The parties hereto acknowledge that they have read the foregoing and that it accurately describes their agreement. The terms of the Note and the interest rate charged on the Note are reflected in the Note and agreed to by the parties. All covenants and agreements contained herein shall bind and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto, whether so expressed or not, and in particular shall inure to the benefit of and be enforceable by the holder of the Note. No modification, consent, amendment or waiver of any provision of this Agreement, no consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specific instance and for the purpose for which given. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas and any portion hereof held by a court of competent jurisdiction to be invalid or illegal shall not invalidate or nullify the remainder of this Agreement, but shall be confined only to that portion held invalid or illegal. No failure or delay on the part of Lender to exercise any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right hereunder preclude any other or further exercise thereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Where a conflict exists between the terms and conditions of this Agreement

and the loan documents executed of even date, the terms and conditions of this Agreement shall prevail. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted principles of good accounting practice consistently applied on the basis used by Borrower in prior years.

SECTION VI
ADDITIONAL PROVISIONS

The following provisions shall be controlling to the extent of any conflict with the preceding provisions or other documentation.

(a) Borrower will provide evidence of current corporate existence and good standing from the Secretary of the State of Texas;

(b) At closing, Borrower will deposit twelve (12)-months interest into a demand deposit account established and controlled by Lender (the "Interest Reserve Account"). Borrower grants Lender a Security Interest in and to, and Exclusive Control of (as those terms are defined in the Uniform Commercial Code for the State of Texas) in and to the Interest Reserve Account. While the Note remains outstanding Borrower will not be permitted to make withdrawals from the Interest Reserve Account. Borrower authorizes Lender to withdraw such sum from the Interest Reserve Account as Lender sees fit to pay such amounts as may be due and owing on the Note. If any event of Default (as defined in the Loan Documents) shall have occurred, Lender shall at its option be entitled to utilize funds from the Interest Reserve Account such amounts as Lender sees fit in Lender's sole discretion, and apply such amounts as required by the Note and other Loan Documents. In the event there are any funds remaining in the Interest Reserve Account when the Loan is, paid in full, such amount shall be released to Borrower;

(c) Any equity which is required by Lender to be paid by Borrower for the refinance of the Collateral, shall be paid at closing by Borrower prior to any disbursements of the Loan proceeds being made by Lender and

(d) All collateral of any other loan from Borrower to Lender is additional security for the performance of the terms of this Agreement.

Borrower and Guarantor acknowledge having read all the provisions of this Agreement, and agree to its terms.

This Agreement is dated effective March 26, 2021.

BORROWER:

AIU 8800 VILLAGE DRIVE, LLC
a Delaware limited liability company

By: NAPLES JV LLC
a Delaware limited liability company
Sole Member

X By: ______________________
James Walesa
Manager

LENDER:

EQUITY SECURED FUND I, LLC

By: ______________________
Vince DiMare
Principal

GUARANTOR:

X ______________________
JAMES WALESA